Exhibit 99.1

      Move, Inc. Authorizes $50 Million Stock Repurchase Program

    WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--Sept. 17, 2007--Move, Inc. (NASDAQ:MOVE) announced today that its board of directors authorized the repurchase of up to $50 million of its common stock. Under the program, Move, Inc. can purchase shares of common stock in the open market or in privately negotiated transactions. The timing and amount of repurchase transactions under this program will depend upon market conditions, corporate considerations and regulatory requirements. The program will expire on September 17, 2008, unless extended by the board.

    ABOUT MOVE, INC.

    Move, Inc. (NASDAQ:MOVE), the leading online network of Web sites for real estate search, finance, moving and home enthusiasts, is the essential resource for consumers seeking the information and connections they need before, during and after a move. Move, Inc. operates Move.com (http://www.move.com), a leading destination for information on new homes and rental listings, moving, home and garden and home finance; REALTOR.com(R) (http://www.realtor.com), the official Web site of the National Association of REALTORS(R) offering more than three million homes for sale; Welcome Wagon(R) (http://www.welcomewagon.com), the expert in providing new neighbors with comprehensive information about businesses and professionals in their new communities; Moving.com; SeniorHousingNet(TM); TOP PRODUCER(R) Systems; FactoryBuiltHousing.com; and Home Plans. Move, Inc. is based in Westlake Village, California and employs more than 1600 people throughout North America. For more information: http://www.move.com.

    This press release may contain forward-looking statements, including information about management's view of Move's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Move, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Move files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Move's future results. The forward-looking statements included in this press release are made only as of the date hereof. Move cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Move expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

    CONTACT: Move, Inc.
             Investor Relations
             Mollie O'Brien, 805-557-3846
             investorrelations@move.com